                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              JMC GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             [Logo of JMCG, Inc.]

                                JMC Group. Inc.
                9710 Scranton Rd., Suite 100, San Diego, CA 92121
                             ___________________

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 31, 1998

To the Stockholders of JMC Group, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of JMC Group, Inc., a Delaware corporation (the "Company"), will be held at The Inn at Rancho Santa Fe, 5951 Linea Del Cielo, Rancho Santa Fe, California 92067 on Monday, August 31, 1998, at 10:00 a.m., Pacific Daylight Savings Time, for the following purposes:

1. To elect two Directors of the Company to serve for three years or until their successors shall be duly appointed or elected; and

2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on July 6, 1998 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend in person, to assure your representation at the Annual Meeting, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope provided for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder returned a completed Proxy.

     Requests for additional copies of proxy materials and other information should be addressed to Investor Relations at the executive offices of the Company, 9710 Scranton Road, Suite 100, San Diego, California 92121.

                                         By Order of the Board of Directors of
                                         JMC Group, Inc.

                                         /s/ JAMES K. MITCHELL
                                         -------------------------------------
                                         James K. Mitchell
                                         CHAIRMAN, PRESIDENT & CHIEF
                                           EXECUTIVE OFFICER

San Diego, California
August 10, 1998

                             ___________________

                             [Logo of JMCG, Inc.]


                                JMC Group. Inc.
                9710 Scranton Rd., Suite 100, San Diego, CA 92121


                             PROXY STATEMENT FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON AUGUST 31, 1998


                                   GENERAL

     The enclosed Proxy is solicited by the Board of Directors on behalf of JMC Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on August 31, 1998 at 10:00 a.m., Pacific Daylight Savings Time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Inn at Rancho Santa Fe, 5951 Linea Del Cielo, Rancho Santa Fe, California 92067.

     The Company's principal executive offices are located at 9710 Scranton Road, Suite 100, San Diego, California 92121, and the Company's telephone number is (619) 450-0055. These proxy solicitation materials were first mailed on or about August 10, 1998 to all stockholders entitled to vote at the Annual Meeting.

              INFORMATION CONCERNING VOTING, SOLICITATION AND PROXIES

RECORD DATE AND SHARES OUTSTANDING

     Stockholders of record at the close of business on July 6, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had issued and outstanding approximately 6,166,451 shares of common stock, $0.01 par value (the "Common Stock"), and no shares of preferred stock.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock held by him.

     Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted FOR the election of each person nominated by the Board of Directors for election as a Director. The effect of an abstention or a broker nonvote on a proposal is the same as that of a vote against such proposal. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy (the "Proxy Holders") will have discretionary authority to vote such proxy in accordance with their best judgment on such matter.

     Directors are elected by a plurality vote.

     The cost of this proxy solicitation will be paid by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may be solicited by certain of the Company's Directors, officers, and regular employees, without additional compensation, personally or by telephone or telegram.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

DEADLINES FOR RECEIPT OF STOCKHOLDER NOMINATIONS, PROPOSALS AND PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT FOR THE 1999 ANNUAL MEETING

     Section 2.5 of the Company's Bylaws provides that nominations may be made by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally, provided that all stockholders intending to nominate Director candidates for election must deliver written notice thereof to the Secretary of the Company, which notice must be received not less than sixty nor more than ninety days prior to the meeting or, if less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, within ten days after the date on which notice of such meeting is first given to stockholders. Such notice must set forth certain information concerning such stockholder and his or her nominee(s), including their names and addresses, such other information as would be required to be in the proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a Director of the Company if so elected. The chairman of the Annual Meeting will refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     The Company's Bylaws also require that stockholders give advance notice and follow certain other procedures with regard to business they wish to bring before an annual meeting of stockholders. Section 2.6 of the Company's Bylaws provides that all stockholders intending to bring business before the meeting deliver written notice thereof to the Secretary of the Company in the same manner and within the same periods as required for stockholder nominees for the Board of Directors, as described in the preceding paragraph. Such notice shall set forth certain information concerning such stockholder and the proposed business, including any material interest of the stockholder in such business. The chairman of the Annual Meeting will refuse to permit business to be brought before the Annual Meeting if notice is not given in compliance with the foregoing procedure.

     The Company intends to hold its next Annual Meeting of Stockholders on or about May 17, 1999. Stockholders seeking to include a proposal in the Proxy Statement for the Company's 1999 Annual Meeting must ensure that such proposal is received at the executive offices of the Company on or before March 19, 1999. Inclusion of any such proposal is subject to certain other requirements.

                       DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth names and certain other information concerning the Company's Directors and executive officers, as of July 6, 1998:

                                                              TERM OF
                                                             OFFICE AS
                                                              DIRECTOR
           NAME         AGE          POSITION                 EXPIRES
           ----         ---          --------                ---------
     James K. Mitchell   59   Chairman, President and            1998
                              Chief Executive Officer
                              and Director

     Edward J. Baran     62   Director                           2000

     Barton Beek         74   Director                           1999

     Charles H. Black    71   Director                           2000

     Robert G. Sharp     62   Director                           1998


     Information with respect to the principal occupation during the past five years of each nominee, each current Director and each executive officer is set forth below. There are no family relationships among Directors or executive officers of the Company.

     JAMES K. MITCHELL became a Director in October 1988 and became Chairman and Chief Executive Officer of the Company on January 1, 1993 and assumed the responsibilities of President of the Company as well on January 1, 1997. Mr. Mitchell is the founder of the Company's principal subsidiary, James Mitchell & Co. In 1973, Mr. Mitchell was a founding officer of Security First Group, a financial services firm which pioneered the concept of marketing insurance and annuity products through stock brokerage firms. Before joining that firm, Mr. Mitchell served as Vice President of Marketing for the Variable Annuity Life Insurance Company of Houston, Texas. He attended Portland State University and is a registered Principal with the National Association of Securities Dealers, Inc. (the "NASD").

     EDWARD J. BARAN became a Director in August 1992. Mr. Baran, who has spent more than thirty years in the insurance business, is currently Chairman and Chief Executive Officer of BCS Financial Corporation, a financial services holding company. Prior to joining BCS in November 1987, Mr. Baran was Vice Chairman, President and Chief Executive Officer of Capitol Life Insurance Company of Denver, Colorado. He is a graduate of Georgetown University and a member of the Audit Committee of the Board of Directors. On February 17, 1998, Mr. Baran became a member of the Compensation Committee as well.

     BARTON BEEK became a Director in January 1984. Mr. Beek is a senior partner of O'Melveny & Myers, a law firm which he joined in 1955, with offices worldwide. Mr. Beek is a graduate of the California Institute of Technology, the Stanford University Graduate School of Business and Loyola College of Law. Mr. Beek is a director of Wynns International, Inc. He is a member of the Compensation Committee of the Board of Directors. On February 17, 1998, Mr. Beek became a member of the Audit Committee as well.

     CHARLES H. BLACK became a Director in June, 1993. Mr. Black is currently a private investor, having most recently served as Vice Chairman of Pertron Controls Corporation. From 1982 to 1985, Mr. Black served as Executive Vice President, Director and Chief Financial Officer of Kaiser Steel Corporation. He served as Executive Vice President and Chief Financial Officer of Great Western Financial Corporation and Great Western Savings and Loan from 1980 to 1982 after having spent over 20 years in various financial and management positions with Litton Industries, Inc., the most recent being Corporate Vice President and Treasurer. Mr. Black is a member of the Board of Governors of the Pacific Exchange and serves as a director of Investment Company of America, Fundamental Investors, Inc., and the American Variable Insurance Series, all mutual funds. He also serves as a director of Wilshire Technologies, Inc., a publicly-held company, and he is a director of a number of privately-held corporations. Mr. Black is a graduate of the University of Southern California. He is Chairman of the Audit Committee of the Board of Directors. On February 17, 1998, Mr. Black became a member of the Compensation Committee as well.

     ROBERT G. SHARP became a Director in May 1995. Mr. Sharp retired from his position as President and Chief Executive Officer of Keyport Life Insurance Company in February 1992 after having served in that position since 1979. Mr. Sharp is the past chairman of the National Association for Variable Annuities and a former director of the National Association of Life Companies. Mr. Sharp is a graduate of the California State University at Sacramento and is a registered Principal with the NASD. Mr. Sharp is a member of the Audit Committee and Chairman of the Compensation Committee of the Board of Directors.

BOARD MEETINGS AND COMMITTEES

     The business affairs of the Company are managed by or under the direction of the Board of Directors, although it is not involved in day-to-day operations. During the year ended December 31, 1997, the Board of Directors met four times.

     The Board of Directors of the Company has standing Audit and Compensation Committees. During 1997, the Board of Directors had a standing Nominating Committee as well, which was dissolved transferring all decision making powers and duties to the full Board as of February 17, 1998.

     AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent public accountants for the Company and monitors and evaluates the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent public accountants the Company's annual audit and annual consolidated financial statements; reviews the Company's financial reporting policies and practices; reviews with management the status of internal audit and control procedures, adequacies of financial staff and other matters and makes such recommendations to the Board of Directors as may be appropriate; evaluates matters having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and reviews all public financial reporting documents of the Company. The members of the Audit Committee during 1997 were Messrs. Baran, Black and Sharp. Mr. Beek joined the Audit Committee February 17, 1998. Mr. Black continues as the Chairman. The Audit Committee held two meetings during fiscal 1997.

     COMPENSATION COMMITTEE. The Compensation Committee, reviews and makes recommendations to the full Board of Directors with respect to the specific compensation to be paid or provided to executive officers and was responsible during 1997 for administering the Company's 1993 Executive Stock Option Plan. (All 1993 Employee and Executive Stock Option Plan administrative functions and decisions are now performed by the entire Board.) The members of the Compensation Committee during 1997 were Mr. Beek, Herbert Kawahara and Donald Weeden. Mr. Kawahara was the Chairman. The current members are Mssrs. Baran, Beek, Black and Sharp with Mr. Sharp as Chairman. The Compensation Committee held one meeting during fiscal 1997.

     NOMINATING COMMITTEE. The Nominating Committee recommended and nominated those who would stand for election or reelection during the Annual Meeting of Shareholders. All nominating decisions are now performed by the full Board of Directors. The members of the Nominating Committee during 1997 were Messrs. Sharp, Beek and Black. The Nominating Committee held one meeting during fiscal 1997.

     During the fiscal year ended December 31, 1997, each of the Directors of the Company attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings of the committee(s) of the Board on which he served during the period he served in such capacities.

                               EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the three highest paid executive officers of the Company (the "named executive officers") (1):


                                                                LONG-TERM
                                                               COMPENSATION
                                                                  AWARDS
                                                               ------------
                                                                SECURITIES    ALL OTHER
                                          ANNUAL COMPENSATION   UNDERLYING   COMPENSATION
                                          --------------------   OPTIONS/    ------------
  NAME AND PRINCIPAL POSITION      YEAR   SALARY($)   BONUS($)  SARS(#)(2)        ($)
  ---------------------------      ----   ---------   --------  ----------   ------------
James K. Mitchell, Chairman and    1997    239,087       --       100,000      7,811(3)
  Chief Executive Officer          1996    291,627       --          --        9,579(3)
                                   1995    248,664       --          --        9,449(3)

Daniel M. Harkins, Senior Vice     1997    128,364       --        25,000      1,913(4)
  President, General Counsel,      1996      --          --          --          --
  Chief Financial Officer          1995      --          --          --          --
  and Secretary

Stanley J. Mensing, Senior         1997    117,716       --        25,000      3,844(4)
  Vice President and Chief         1996      --          --          --          --
  Marketing Officer                1995      --          --          --          --

William L. Webster,                1997    112,878       --         25,000     3,709(4)
  Senior Vice President and        1996    127,462       --          --        3,823(4)
  Chief Administrative Officer     1995    112,880       --         20,000     3,694(4)


----------------------
(1) Although SEC regulations require four highest paid executive officers in the classification of the "named executive officers" (other than the Chief Executive Officer), no other officer of the Company qualifies for this specification under Regulation S-K, Item 402a(3). Stanley J. Mensing and Daniel M. Harkins became named executive officers in 1997, therefore no compensation disclosure is required for the years 1996 and 1995. Messrs. Harkins, Mensing and Webster have all left the Company subsequent to year-end.

(2)  The Company does not have any outstanding Stock Appreciation Rights
     ("SARs").

(3) Amounts reported for Mr. Mitchell in the "All Other Compensation" column include $2,982, $4,750 and $4,620, respectively, for 1997, 1996 and 1995, representing the Company's contributions to its 401(k) Savings Plan on his behalf and $4,829 for 1997, $4,829 for 1996 and $4,829 for 1995,
     representing life insurance premiums advanced by the Company pursuant to a split dollar insurance agreement.

(4) Represents the Company's contributions to its 401(k) Savings Plan on behalf of the named executive officer.

OPTION GRANTS

     The following table provides information related to grants of options to purchase Common Stock to the named executive officers during the 1997 fiscal year:


                                INDIVIDUAL GRANTS
--------------------------------------------------------------------------------
                                   PERCENT OF TOTAL                                    POTENTIAL REALIZABLE
                      NUMBER OF      OPTIONS/SARS                                        VALUE AT ASSUMED
                      SECURITIES    GRANTED TO ALL                                        ANNUAL RATE OF
                      UNDERLYING      EMPLOYEES      EXERCISE PRICE                         STOCK PRICE
                     OPTIONS/SARS   DURING FISCAL    OR BASE PRICE    EXPIRATION         APPRECIATION FOR
     NAME             GRANTED (1)      YEAR (1)          ($/SH)        DATE (2)          OPTION TERM (3)
     ----            ------------  ----------------  --------------   ----------       -------------------
                                                                                       5%($)        10%($)
                                                                                       -----        ------
James K. Mitchell       100,000        32.72%           $1.375          2/10/02      $159,535.20  $201,313.76
Stanley J. Mensing       25,000         8.00%           $1.250          2/10/02          N/A          N/A
Daniel M. Harkins        25,000         8.00%           $1.250          2/10/02          N/A          N/A
William L. Webster       25,000         8.00%           $1.250          2/10/02          N/A          N/A


--------------------------
(1) The Company does not have any outstanding SARs. Each of the options for Messrs. Mensing, Harkins and Webster were scheduled to vest in annual installments of 8,334, 8,333 and 8,333 shares beginning December 31, 1997. On December 30, 1997, the Board decided to amend these schedules and Mr. Mensing's options were 100% vested on December 31, 1997, Mr. Webster's options were 100% vested on January 31, 1998 and Mr. Harkins' Options were 100% vested on February 28, 1998. Mr. Mitchell's options vest in three annual installments of 33,334, 33,333 and 33,333 shares beginning December 31, 1997.

(2) Dates shown are the original expiration dates for each option. However, due to restructuring, Mr. Webster's option to purchase 20,000 shares lapsed on May 1, 1998 and Mr. Harkins' options lapsed on May 29, 1998.

(3) The 5% and 10% assumed rates of appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. The potential realizable value was calculated using the closing price of the Common Stock on February 10, 1997 of $1.25 per share. The exercise price was determined by using the same closing price. Mr. Mitchell's exercise price was 10% higher due to his ownership of 10% or more of the outstanding Common Stock, in accordance with the terms of the 1993 Executive Stock Option Plan. However, as stated above, due to restructuring, Mr. Webster's option to purchase 20,000 shares lapsed on May 1, 1998 and Mr. Harkins' options lapsed on May 29, 1998. Mr. Mensing exercised his options in a cashless transaction and realized an actual value of $3,125.00. Mr. Webster exercised 5,000 shares of his option in a cashless transaction and realized an actual value of $626.00.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to options exercised by the named executive officers during the 1997 fiscal year and the number and value of options held at fiscal year-end.


                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                            OPTIONS/SARS AT              IN-THE-MONEY OPTIONS/
                                                              FY-END(#)(1)              SARS AT FY-END($)(1)(2)
                    SHARES ACQUIRED      VALUE        ----------------------------   ----------------------------
      NAME          ON EXERCISE (#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
      ----          ---------------    -----------    -----------    -------------   -----------    -------------
James K. Mitchell         0                 0           108,334          66,666           0              0
Stanley J. Mensing        0                 0            55,000               0           0              0
Daniel M. Harkins         0                 0            11,668          23,332           0              0
William L. Webster        0                 0            38,334          16,666           0              0


--------------------------
(1) The Company does not have any outstanding SARs. See Note 3 above regarding exercise and lapse of options subsequent to year-end.

(2) The closing price for the Common Stock on December 31, 1997, as reported by the NASDAQ National Market System, was $0.656. All of the named executive officers' outstanding options were exercisable for a price greater than $0.656 at fiscal year end.

COMPENSATION OF EXECUTIVES

     Effective January 1, 1998, the Company reinstated a prior employment contract with the President and Chief Executive Officer which had originally expired on January 1, 1996. The reinstated contract provides for a base salary of $225,000 per year plus basic company benefits for a three-year term, subject to a provision that if the Board should decide to liquidate the Company, the employment contract will terminate six months thereafter and also subject to a provision that if there is a change in control of the Company in a transaction not approved by the Board, Mr. Mitchell may terminate his duties under the contract but will be entitled to receive compensation and benefits under the contract for its stated term.

COMPENSATION OF DIRECTORS

     The members of the Board of Directors who are not full-time employees of the Company are entitled to receive reimbursement for out-of-pocket expenses they incur in attending Board meetings and otherwise performing their duties and receive fees of $1,000 for each meeting of the Board of Directors which they attend. Members of committees additionally receive $500 per committee meeting held on the same day as a Board of Directors' meeting, or $1,000 per committee meeting if held on a different day. Non-employee Directors receive formula grants of non-qualified stock options under the Company's 1993 Executive Stock Option Plan. Options to acquire 12,000 shares of Common Stock are to be granted within six months after an individual takes office as a Director and options to acquire an additional 12,000 shares are to be granted within six months after every third anniversary of such Director's taking office. On February 17, 1998, the outside Directors of the Company were each granted stock options to purchase 25,000 shares of Common Stock at a price equal to $1.125 per share, the closing price for the Common Stock on June 30, 1998, in addition to their regular formula grants. Officers of the Company are not compensated for their services as Directors or committee members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors served as an officer or employee of the Company or its subsidiaries. No executive officers of the Company served during fiscal 1997 on the board of directors of any company which had a representative on the Company's Board of Directors. No member of the Company's Board of Directors served during 1997 as an executive officer of a company whose board of directors had a representative from the Company or the Company's Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During 1997, executive compensation policy was recommended by a Compensation Committee (the "Committee") which was composed entirely of independent members of the Board of Directors (the "Board"). This Committee met once on February 10, 1997. The Committee is responsible for recommending executive compensation policy and practice to the Board of Directors and was responsible for administering the Company's 1993 Executive Stock Option Plan. The Board of Directors did not modify or reject in any material way any action or recommendation of the Committee during fiscal year 1997.

     The Board's compensation policy with regards to the Company's executive officers has been to provide these officers, in aggregate, with salary and incentive compensation competitive with the marketplace. Compensation has primarily consisted of salaries, stock options and cash bonuses based upon the Company's pre-tax earnings. For 1997, no executive was a party to an employment contract. However, on February 17, 1998, the Board elected to reinstate the employment contract of the President and CEO, effective as of January 1, 1998, which had originally expired January 1, 1996. The reinstated contract provides for a base salary of $225,000 per year plus basic company benefits for a three-year term, subject to certain provisions described above. See "Compensation of Executives" under this Item, above.

     On December 31, 1996, the President, Brian J. Finneran, resigned and the Chief Executive Officer, James K. Mitchell, assumed this title and responsibility on January 1, 1997. He notified the Committee during the February 10, 1997 Board meeting that he would voluntarily reduce his salary 20% to $225,000 per year, effective April 1, 1997.

     The Board, at its February 17, 1998 meeting, considered the operating results for 1997 and although the Committee felt that management during the year had acted appropriately in a very difficult environment and was continuing to maintain energy and creativity in its search for new sources of revenue for the Company, it decided not to award any cash bonuses to the Chief Executive Officer or the other executive officers.

     While there is no established policy with respect to the frequency or amount of option grants, the Board desires that the executive officers own Company stock to both provide incentive compensation based on performance factors deemed important to the Company's stockholders and to provide an element of downside risk to more closely align the interests of executives with the interests of the stockholders. The Board considers the granting of stock options annually and, in reviewing the Chief Executive Officer's recommendation, considers the individual executive officer's contributions to the Company and the amount and terms of existing options. As previously reported, at the February 10, 1997 meeting, upon the recommendation of the Chief Executive Officer, and in recognition of the fact that they would not be getting salary increases or bonuses, the Compensation Committee unanimously decided to grant options to three Senior Vice Presidents of the Company totaling 75,000 shares at a purchase price of $1.25 per share, the fair market value of the Company's Common Stock at the closing on February 10, 1997. Likewise, the Committee decided to grant the Chief Executive Officer options to purchase 100,000 shares of Common Stock at a price of $1.375 per share. (The higher exercise price was in accordance with the 1993 Executive Stock Option Plan which requires grants to owners of more than 10% of the outstanding Common Stock to pay a price of 10% above the fair market value on the date of grant.) The options granted to the three Senior Vice Presidents and the Chief Executive Officer represented less than three percent of the outstanding Common Stock and all of such options granted to Senior Vice Presidents have been exercised or have lapsed subsequent to year-end.

     James K. Mitchell, who became Chief Executive Officer of the Company effective January 1, 1993, received a total of $239,087 in salary for fiscal 1997. This compares to $291,627 in salary for fiscal 1996. This also compares to $248,664 salary in 1995. All salary totals are exclusive of standard benefits. At the close of 1997, Mr. Mitchell was the largest stockholder of the Company with a total of 713,179 shares beneficially owned and vested options to purchase 75,000 shares of Common Stock at a price of $4.40 per share and 33,334 shares at a price of $1.375 per share.

     The report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee of the
Board of Directors of JMC Group, Inc.:

Robert G. Sharp, Chairman
Edward J. Baran
Barton Beek
Charles H. Black

PERFORMANCE GRAPH

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Common Stock during the five fiscal years ended December 31, 1997 with the cumulative total return on the S&P 500 Index and the NASDAQ Financial Stocks Industry Index.

     Assumes $100 invested on December 31, 1992 in JMC Group, Inc., S&P 500 Index and NASDAQ Financial Stock Industry Index.

PERFORMANCE       1992      1993      1994      1995      1996      1997
NASDAQ            100       116.23    116.50    169.67    217.50    333.81
S&P 500           100       104.464   111.834   110.113   147.673   240.624
JMCG              100       138        25.008    14.496    15.504    10.496

     The foregoing information shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              SECURITY OWNERSHIP

     Unless otherwise noted below, the following table presents certain information with respect to the ownership of the Common Stock as of July 6, 1998 by each person known by the Company to own beneficially more than 5% of the Common Stock, by each person who is a Director or nominee for Director of the Company, by each named executive officer and by all executive officers and Directors of the Company as a group:

                                         SHARES OF COMMON
                                             STOCK
                                        BENEFICIALLY OWNED
                                      AS OF JULY 6, 1998 (1)
                                     ------------------------
      NAME                           NUMBER(2)(3)         %
      ----                           ------------       -----
James K. Mitchell                      822,577          13.02
JMC Group, Inc.
9710 Scranton Road, Suite 100
San Diego, CA 92121

Robert London (4)                      498,500           7.89
Cruttendon Roth Incorporated
809 Presidio Avenue
Santa Barbara, CA 93101

Stanley J. Mensing (5)                  45,446              *

William L. Webster (5)                       0              -

Daniel M. Harkins (5)                    7,040              *

Charles H. Black (6)                   253,031           4.00

Robert G. Sharp                         57,000              *

Barton Beek                             36,000              *

Edward J. Baran                         12,000              *

All Executive Officers and
  Directors as a group
  (8 persons)                        1,233,095          19.51
    Total outstanding shares (7)     6,318,785


---------------------
*    Less than 1%

(1) All ownership figures include options to purchase shares of Common Stock exercisable within 60 days of July 6, 1998, as set forth below. Except as otherwise noted below, each individual, directly or indirectly, has sole or shared voting and investment power with respect to the shares listed.

(2) Includes 15,017, 12,429, 4,040 and 31,486 vested shares of Common Stock contributed by the Company to the Company's 401(k) Savings Plan for Messrs. Mitchell, Mensing, and Harkins and for all executive officers and Directors as a group, respectively.

(3)  Includes options to purchase 108,334, 12,000, 12,000, 8,000, 12,000 and
     152,334 shares of Common Stock for Messrs. Mitchell, Baran, Beek, Black, Sharp and for all executive officers and Directors as a group, respectively.

(4) Mr. London filed a Schedule 13D on November 25, 1997 for 423,500 shares of Common Stock and an amended Schedule 13D on December 23, 1997 for an additional 75,000 shares of Common Stock.

(5) Messrs. Mensing, Webster and Harkins have all left the Company subsequent to year-end.

(6) Includes 22,800 shares held by the Charles H. Black Pension Trust and 10,000 shares held by Mr. Black as trustee for the benefit of Charles H. Black, Jr. and Mr. Black in which Mr. Black has a 1/2 beneficial ownership interest. Also includes 36,200 shares owned individually by Mr. Black's wife as to which he disclaims beneficial ownership.

(7)  Includes 152,334 shares issuable upon exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REGARDING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission, NASDAQ and the Pacific Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file.

     Specific due dates for these reports have been established and the Company is required to identify those persons who failed to timely file these reports. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with, except for two Forms 4 filings which were due on August 10, 1997 and October 10, 1997 and were not made. As reported in the Company's Annual Report on Form 10-K, these filings were regarding purchases of a total of 45,000 shares of Common Stock by Robert G. Sharp in three transactions during July and September of 1997 and were reported on a subsequent Form 5 for the year ending December 31, 1997.

                            ELECTION OF DIRECTORS

NOMINEES

     Two of the Company's total of five Directors are to be elected at the Annual Meeting. The Board of Directors of the Company has authorized the nomination at the Annual Meeting of the persons named below as candidates. Unless otherwise directed, the Proxy Holders will vote the proxies received by them for the two nominees named below. In the event that any such nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the existing Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a Director.

     Information with respect to the nominees to the Board of Directors is set forth above in "Directors and Executive Officers." The names of the nominees are as follows:

                              James K. Mitchell
                               Robert G. Sharp

     The Directors elected at this Annual Meeting will serve a three-year term, until the annual meeting of stockholders in 2001, or until their successors are duly elected.

REQUIRED VOTE

     The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote is required for the election of each Director nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH PERSON NOMINATED FOR ELECTION AS A DIRECTOR.

                               INDEPENDENT AUDITORS

     Deloitte & Touche LLP has audited the financial statements of the Company and its subsidiaries for fiscal year 1997 and will audit the financial statements for fiscal 1998. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                                OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies. It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN YOUR PROXY PROMPTLY.

                                       By Order of the Board of Directors of
                                       JMC Group, Inc.

                                       /s/ JAMES K. MITCHELL
                                       -------------------------------------
                                       James K. Mitchell
                                       CHAIRMAN, PRESIDENT & CHIEF
                                         EXECUTIVE OFFICER


Dated: August 10, 1998

--------------------------------------------------------------------------------

PROXY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                JMC GROUP, INC.

        Form of Proxy For Annual Meeting of Stockholders, August 31, 1998

     The undersigned hereby appoints James K. Mitchell and Robert E. Jeffords, and each of them, as his agents and proxies with full power of substitution to vote any and all shares of Common Stock of JMC GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held August 31, 1998, or any adjournment or postponement thereof, as specified below (with reference to the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for further information regarding each item).

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                triangle    FOLD AND DETACH HERE    triangle

                                                               Please mark
                                                              your votes as  /X/
                                                              indicated in
                                                              this example

                           WITHHELD
                      FOR  FOR ALL

1. Election of the    / /    / /   2. As they shall in
   following nominees              their sole judgment
   as directors:                   determine on any other
                                   matter that may
                                   properly come before
                                   the Annual Meeting or
James K. Mitchell and              any adjournment or
Robert G. Sharp                    postponement thereof.

WITHHELD FOR: (Write
that nominee's name
in the space provided
below).

----------------------

                                                            This proxy will be
                                                      ____  voted as you
                                                          | specify. UNLESS
                                                          | OTHERWISE MARKED,
                                                            THIS PROXY WILL BE
                                                            VOTED FOR THE
                                                            ELECTION OF ALL OF
                                                            THE PERSONS NAMED IN
                                                            PROPOSAL 1, ALL OF
                                                            WHOM WILL BE
                                                            NOMINATED BY THE
                                                            BOARD OF DIRECTORS
                                                            OF JMC GROUP, INC.
                                                            FOR ELECTION AS
                                                            DIRECTORS.


Signature(s)                                                  Date
            ------------------------------------------------      -------------
NOTE: Sign exactly as name appears hereon. Give your full title if signing in other than an individual capacity. All joint owners should sign.

--------------------------------------------------------------------------------
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